UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2018

LEVI STRAUSS & CO.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LEVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2018, Levi Strauss & Co. (the “Company”) disclosed on a Current Report on Form 8-K (the “Initial Form 8-K”) that Joshua E. Prime had been elected to the Company’s Board of Directors (the “Board”) effective at such time when Peter E. Haas, Jr. retires from the Board. Mr. Haas Jr. will retire from the Board on September 21, 2019. Committee assignments for Mr. Prime had not been determined as of the filing of the Initial Form 8-K. This Current Report on Form 8-K/A amends the Initial Form 8-K to disclose that on September 12, 2019, upon the recommendation of the Nominating, Governance and Corporate Citizenship Committee of the Board, the Board appointed Mr. Prime to serve as a member of the Finance Committee of the Board effective September 22, 2019. The Board determined that Mr. Prime meets all of the applicable requirements for service on the Finance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: September 18, 2019	By:	/s/ GAVIN BROCKETT
	Name:	Gavin Brockett
	Title:	Senior Vice President and Global Controller (Principal Accounting Officer and Duly Authorized Officer)